EXHIBIT 99

ATLANTA BellSouth Corporation (NYSE: BLS) reported 12.5 percent growth in earnings per share (EPS) for the fourth quarter of the year, excluding special items. It was the fifth year in a row of improved operating results for BellSouth. For the full year, EPS improved 12.3 percent, excluding special items which increased reported EPS by 45 cents.

Fourth quarter EPS was a record 72 cents in 1997, not including a gain of 2 cents on the sale of BellSouth's interest in Bellcore, a telecommunications research company, and a charge of 1 cent for retiring long-term debt early. EPS in the fourth quarter of 1996 was 64 cents.

"Our earnings momentum continues to be a direct result of executing our three strategies," said Duane Ackerman, BellSouth's chairman and chief executive officer. "By focusing on what our customers need, we're driving record growth in our nine-state telecommunications region, growing our domestic wireless business profitably, and expanding our international businesses, primarily in Latin America. That focus and execution result in continued strength in earnings."

For the fourth year in a row, BellSouth set a record for the number of new access lines. Growth was driven by continued success in marketing additional lines and by a strong regional economy in the South. The company added 1,066,000 lines in 1997, including an unprecedented 233,000 during the fourth quarter. The 4.8 percent annual growth in total access lines is the highest for any calendar year in the company's history.

Residential lines grew 4.6 percent in 1997, also a record pace, and business lines grew 5.3 percent to more than 7,088,000. The company's 15.8 million residential lines include nearly 1.9 million additional lines. Promotions keying on customers' demands for Internet access, children's phones, fax machines and other work-at-home tools have helped boost the penetration of additional lines to about one in every seven BellSouth residential customers.

Sales of BellSouth's telephone calling features continued to grow rapidly. Revenues from services such as Caller ID Deluxe and MemoryCall(SM) service voice messaging were $346 million in the fourth quarter of 1997, up 20 percent from the same three months of 1996. For the full year, calling feature revenue grew 24 percent to $1.3 billion in 1997.

With demand for sophisticated, secure data services exploding in all market segments, BellSouth tailors more than 80 of these products to the special needs of large and small businesses, as well as to consumers. Revenues from BellSouth's digital services for business customers were $1.3 billion in 1997, up 27 percent from 1996.

BellSouth's wireless customer base worldwide grew by 33 percent during 1997. In the U.S., the company's cellular and PCS businesses added 149,000 customers during the fourth quarter, and ended the year with
4.2 million. For the year, BellSouth's domestic wireless operations grew by 550,000 customers, or 15 percent.

In BellSouth's 13 international cellular markets, customers more than doubled for the year, growing 107 percent to 1,882,000. BellSouth passed the million customer milestone in Latin America, where customers increased 131 percent.

BellSouth's fourth quarter consolidated revenues of $5.6 billion increased 10.9 percent compared with the same quarter of 1996. Total operating expenses increased 7.9 percent. These results include for the first time certain international operations that previously had been reflected only in other income. As a result, fourth quarter revenue and expense growth rates increased by approximately 2 to 3 percentage points.

Net income in the fourth quarter was $729 million, including $23 million from the gain on the Bellcore sale, partially offset by a charge of $9 million for retiring the debt. Net income in the fourth quarter a year ago was $633 million.

For the year, BellSouth's revenues of $20.6 billion were up 8.0 percent compared with 1996. Total operating expenses increased
6.5 percent, as the company's telephone operations moved to the top of the industry in employee productivity.

Excluding special items in both years, EPS in 1997 was $2.84, compared with $2.53 in 1996. Including the special items, reported EPS was $3.29 in 1997, compared with $2.88 in the previous year. Net income excluding special items was $2.8 billion in 1997 compared to $2.5 billion in 1996. Reported net income in 1997 was $3.3 billion versus $2.9 billion in 1996.

BellSouth is a $20 billion communications services company. It provides telecommunications, wireless communications, directory advertising and publishing, video, Internet and information services to more than 29 million customers in 20 countries worldwide.


NOTE: For more information about BellSouth, visit the BellSouth Web page at http://www.bellsouth.com. BellSouth news releases dating back one year are available by fax at no charge by calling
1-800-758-5804, ext. 095650.






    PRELIMINARY
    January 22, 1998
                         BELLSOUTH CORPORATION
                   CONSOLIDATED STATEMENTS OF INCOME
                (In Millions, Except Per Share Amounts)

                                 For the Three          For the
                                 Months Ended         Year Ended
                                 December 31,        December 31,
                                1997      1996      1997       1996
                              (Unaudit  (Unaudit  (Unaudit
                                 ed)       ed)       ed)
    Operating Revenues:
    Network and related
      services
    Local service             $ 2,184   $ 2,070   $ 8,499    $ 8,082
    Interstate access             912       881     3,673      3,553
    Intrastate access             209       185       810        812
    Toll                          185       194       734        794
    Wireless communications     1,046       760     3,555      2,799
    Directory advertising
      and publishing              707       642     1,934      1,742
    Other services                357       318     1,356      1,258
    Total Operating Revenues    5,600     5,050    20,561     19,040

    Operating Expenses:
    Cost of services and
      products                  1,730     1,589     6,254      6,072
    Depreciation and
      amortization              1,025       959     3,964      3,719
    Selling, general and
      administrative            1,392     1,295     4,967      4,470
    Total Operating Expenses    4,147     3,843    15,185     14,261

    Operating Income            1,453     1,207     5,376      4,779

    Interest Expense              196       190       761        721
    Gain on Sales of
     Operations                    --        --       787        442
    Other Income(Expense),net     (27)       24        19        108

    Income Before Income
     Taxes and Extraordinary    1,230     1,041     5,421      4,608
     Loss
    Provision for Income
     Taxes                        492       408     2,151      1,745
   Income Before
     Extraordinary Loss           738       633     3,270      2,863
   Extraordinary Loss on
     Early Extinguishment of
     Debt, net of tax              (9)       --        (9)        --

    Net Income                $   729   $   633   $ 3,261    $ 2,863

    PRELIMINARY
    January 22, 1998
                         BELLSOUTH CORPORATION
             CONSOLIDATED STATEMENTS OF INCOME (Continued)
                (In Millions, Except Per Share Amounts)

                                 For the Three          For the
                                 Months Ended         Year Ended
                                 December 31,        December 31,
                                1997      1996      1997       1996
                              (Unaudit  (Unaudit  (Unaudit
                                 ed)       ed)       ed)

  Weighted Average Common
   Shares Outstanding
     Basic                        992       993       992       994
     Diluted                      995       995       995       996
  Dividends Declared Per
   Common Share               $   .36   $   .36   $  1.44    $  1.44

  Earnings Per Share:
   Basic
    Income Before
     Extraordinary Loss       $   .74   $   .64   $  3.30    $  2.88
    Extraordinary Loss on
     Early Extinguishment of
     Debt, net of tax            (.01)       --      (.01)        --
    Net Income                $   .73   $   .64   $  3.29    $  2.88
   Diluted
    Income Before
     Extraordinary Loss       $   .74   $   .64   $  3.29    $  2.87
    Extraordinary Loss on
     Early Extinguishment of
     Debt, net of tax            (.01)       --      (.01)        --
    Net Income                $   .73   $   .64   $  3.28    $  2.87








    PRELIMINARY
    January 22, 1998

                         BELLSOUTH CORPORATION
                           EARNINGS SUMMARY
                              (Unaudited)

                                     For the Three         For the
                                     Months Ended        Year Ended
                                     December 31,       December 31,
                                     1997     1996     1997      1996

 Net Income
  Reported Net Income              $  729   $  633   $ 3,261   $ 2,863
  Gain on Sale of Optus
   Communications(a)                   --       --      (352)       --
  Gain on Sale of ITT World
   Directories(a)                      --       --      (128)       --
  Gain on Sale of Bellcore (a)        (23)      --       (23)       --
  South Carolina Regulatory
   Settlement(b)                       --       --        47        --
  Extraordinary Loss on Early
   Extinguishment of Debt(c)            9       --         9        --
  Gain on Sale of Paging
   Subsidiary(d)                       --       --        --      (344)
  Adjusted Net Income              $  715   $  633   $ 2,814   $ 2,519

 Basic Earnings Per Share
  Reported Earnings Per Share      $  .73   $  .64   $  3.29   $  2.88
  Gain on Sale of Optus
   Communications(a)                   --       --      (.35)       --
  Gain on Sale of ITT World
   Directories(a)                      --       --      (.13)       --
  Gain on Sale of Bellcore (a)       (.02)      --      (.02)       --
  South Carolina Regulatory
   Settlement(b)                       --       --       .05        --
  Extraordinary Loss on Early
   Extinguishment of Debt(c)          .01       --       .01        --
  Gain on Sale of Paging
   Subsidiary(d)                       --       --        --      (.35)
  Adjusted Earnings Per Share(e)   $  .72   $  .64   $  2.84   $  2.53


  (a) Represents the after-tax gains on the sales of Optus Communications, ITT World Directories and Bellcore, respectively. The pre-tax gains on the sales were $578, $209 and $38, respectively.
  (b) Represents the after-tax effect of a regulatory settlement in South Carolina which occurred in second quarter 1997.
  (c) Represents losses incurred in connection with the early redemption of certain debt issues in fourth quarter 1997.
  (d) Represents the after-tax gain on the sale of BellSouth's paging business which occurred in first quarter 1996. The pre-tax gain on the sale was $442.
  (e) Adjusted earnings per share for the year ended December 31, 1997 does not sum due to rounding.


   PRELIMINARY
   January 22, 1998
                         BELLSOUTH CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                (In Millions, Except Per Share Amounts)

                                    December 31,   December 31,
                                        1997           1996
                                     (Unaudited)
                ASSETS
    Current Assets:
    Cash and cash equivalents       $  2,526      $  1,178
    Temporary cash investments            17            51
    Accounts receivable, net of
      allowance for uncollectibles
      of $246 and $180                  4,750         4,087
    Material and supplies                 393           451
    Other current assets                  436           531
       Total Current Assets             8,122         6,298
    Investments and Advances            2,675         2,430
    Property, Plant and Equipment:
     Property, Plant and Equipment     53,828        50,059
     Accumulated Depreciation          30,967        28,234
     Property, Plant and
       Equipment, Net                  22,861        21,825
    Deferred Charges and Other
     Assets                               702           610
    Intangible Assets, net              1,946         1,405
    Total Assets                     $ 36,306      $ 32,568


    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current Liabilities:
     Debt maturing within one year    $  3,695      $  2,124
     Accounts payable                    1,830         1,446
     Other current liabilities           3,252         2,871
        Total Current Liabilities        8,777         6,441
    Long-Term Debt                       7,359         8,116
    Deferred Credits and Other
     Liabilities:
     Accumulated deferred income
      taxes                              2,023         1,899
     Unamortized investment tax
      credits                              213           278
     Other liabilities and
      deferred credits                   2,769         2,585
     Total Deferred Credits and
      Other Liabilities                  5,005         4,762
    Shareholders' Equity:
     Common stock, $1 par value          1,010         1,009
     Paid-in capital                     7,750         7,697
     Retained earnings                   7,382         5,541
     Shares held in trust and
      treasury                            (575)         (532)
     Guarantee of ESOP debt               (402)         (466)
       Total Shareholders' Equity       15,165        13,249
    Total Liabilities and
     Shareholders' Equity             $ 36,306      $ 32,568


    PRELIMINARY
    January 22, 1998

                    BELLSOUTH FINANCIAL HIGHLIGHTS
                             SELECTED DATA
                              (UNAUDITED)


                                     Three Months   Three Months
                                         Ended          Ended
                                     December 31,   December 31,
                                         1997           1996


    Earnings per share:
     Basic and Diluted                  $   .73(a)     $   .64

    Return on average common
     equity (annualized)                  19.3%(b)        19.1%

    Return on average total
     capital(annualized)                  13.9%(c)        13.4%

    Weighted average common shares
     outstanding (millions)
      Basic                                  992            993
      Diluted                                995            995

    Dividends per share                 $    .36       $    .36

    Property additions (millions)       $  1,473       $  1,162



                                        At December 31,
                                        1997       1996

    Common shares outstanding
     (millions)                           992        991

    Debt ratio                          42.1%      43.5%

    Total employees                    81,000     81,241



     (a) Includes an after-tax gain of $23 ($.02 per share) from the sale of Bellcore as well as an after-tax loss of $9 ($.01 per share) related to the early retirement of certain debt issues.
     (b) After adjusting net income for the gain on sale of Bellcore as well as the loss on early retirement of debt, Return on average common equity was 19.0%.
     (c) After adjusting net income for the gain on sale of Bellcore as well as the loss on early retirement of debt, Return on average total capital was 13.7%.

    PRELIMINARY
    January 22, 1998

                    BELLSOUTH FINANCIAL HIGHLIGHTS
                             SELECTED DATA
                              (UNAUDITED)


                                      Year Ended     Year Ended
                                     December 31,   December 31,
                                         1997           1996


    Earnings per share:
     Basic                              $ 3.29 (a)     $ 2.88(b)
     Diluted                            $ 3.28 (a)     $ 2.87(b)

    Return on average common
     equity                               22.8%(c)      22.4%(e)

    Return on average total
     capital                              15.8%(d)      15.0%(f)

    Weighted average common shares
     outstanding (millions):
      Basic                                992            994
      Diluted                              995            996

    Dividends per share                 $ 1.44         $ 1.44

    Property additions (millions)       $4,737         $4,386

     (a) Includes after-tax gains of $352 ($.35 per share), $128 ($.13 per share) and $23 ($.02 per share) from sales of Optus Communications, ITT World Directories and Bellcore, respectively. Also includes an after-tax charge of $47 ($.05 per share) related to a regulatory settlement in South Carolina as well as an after-tax loss of $9 ($.01 per share) related to the early retirement of certain debt issues.
     (b) Includes an after-tax gain of $344 ($.35 per share) from sale of BellSouth's paging business.
     (c) After adjusting net income for the gains on sales of Optus Communications, ITT World Directories and Bellcore as well as the impact of the South Carolina regulatory settlement and the loss on early retirement of debt, Return on average common equity was 19.7%.
     (d) After adjusting net income for the gains on sales of Optus Communications, ITT World Directories and Bellcore as well as the impact of the South Carolina regulatory settlement and the loss on early retirement of debt, Return on average total capital was 14.0%.
     (e) After adjusting net income for the gain on sale of BellSouth's paging business, Return on average common equity was 19.7%.
     (f) After adjusting net income for the gain on sale of BellSouth's paging business, Return on average total capital was 13.5%.


    PRELIMINARY
    January 22, 1998

                  BELLSOUTH TELECOMMUNICATIONS, INC.
                   CONSOLIDATED STATEMENTS OF INCOME
                             (In Millions)

                                    For the             For the
                              Three Months Ended      Year Ended
                                 December 31,        December 31,
                                1997       1996     1997       1996
                              (Unaudit  (Unaudit  (Unaudit
                                 ed)       ed)       ed)
    Operating Revenues:
      Local service           $ 2,184   $ 2,070   $ 8,499   $ 8,082
      Interstate access           912       881     3,673     3,553
      Intrastate access           209       185       810       812
      Toll                        185       194       734       794
      Other                       424       386     1,630     1,535
    Total Operating Revenues    3,914     3,716    15,346    14,776

    Operating Expenses:
    Cost of services and
      products                  1,303     1,279     5,119     5,133
    Depreciation and
      amortization                850       828     3,332     3,255
    Selling, general and
      administrative              692       760     2,707     2,681
    Total Operating Expenses    2,845     2,867    11,158    11,069

    Operating Income            1,069       849     4,188     3,707

    Interest Expense              133       142       534       552
    Other Income, net              37         3        41        20

    Income Before Income
     Taxes and Extraordinary      973       710     3,695     3,175
     Loss
    Provision for Income
     Taxes                        350       251     1,372     1,170
    Income Before
     Extraordinary Loss           623       459     2,323     2,005
    Extraordinary Loss on
     Early Extinguishment of
     Debt, net of tax              (9)       --        (9)       --

    Net Income                $   614   $   459   $ 2,314   $ 2,005

    PRELIMINARY
    January 22, 1998

           BELLSOUTH TELECOMMUNICATIONS FINANCIAL HIGHLIGHTS
                             SELECTED DATA
                              (UNAUDITED)

                                       Three Months   Three Months
                                           Ended          Ended
                                       December 31,   December 31,
                                            1997          1996

       Property additions (millions)       $  890         $  790

       Access minutes of use
        (millions):
       Interstate                          18,838         17,217

       Intrastate                           6,083          5,469

       IntraLATA toll messages                208            231
        (millions)

                                              At December 31,
                                            1997           1996

       Debt ratio                           48.3%          49.4%

       Telephone employees                 57,619         62,425

       Network access lines in
        service (thousands)                23,201         22,135




                                        Year Ended     Year Ended
                                       December 31,   December 31,
                                           1997           1996

       Property additions (millions)      $ 3,429        $ 3,232

       Access minutes of use
        (millions):
       Interstate                          73,634         67,690

       Intrastate                          23,472         21,171

       IntraLATA toll messages
        (millions)                            894          1,023



       PRELIMINARY
       January 22, 1998

       BELLSOUTH CORPORATION
       CELLULAR OPERATING INFORMATION (UNAUDITED) (7)


   ($ IN THOUSANDS, EXCEPT             Fourth       Fourth
        PER CUSTOMER                  Quarter       Quarter
        INFORMATION)       NOTES        1997         1996      % Change

       DOMESTIC OPERATIONS
       Cellular Revenues, (1), (4)    $  647,227   $  607,690      6.5%
        net

       Operating Expenses   (1)          342,507      347,188     -1.3%
       Depreciation         (1)          106,772       82,690     29.1%
        Expense
       Amortization of
        Intangibles         (1)           19,251       16,853     14.2%
        (including
        goodwill)
          Total Operating   (1)          468,530      446,731      4.9%
           Expenses

          Operating Income  (1)          178,697      160,959     11.0%

       Other Expenses       (1)           76,429       73,393      4.1%
        (includes interest
        and taxes)

          Net Income        (1)       $  102,268   $   87,566     16.8%

       Operating Cash     (1), (6)    $  304,720   $  260,502     17.0%
        Flow
       Cash Operating     (1), (6)        47.08%       42.87%      9.8%
        Margin

       DOMESTIC CELLULAR DATA
       Population Served:  (12)
          Control Basis     (2)       50,149,000   51,978,000     -3.5%
          Equity Basis      (3)       40,235,000   40,696,000     -1.1%

       Customers Served:
          Control Basis   (2), (8)     4,900,000    4,460,000      9.9%
          Equity Basis    (3), (8)     4,105,000    3,612,000     13.6%

       Average Monthly      (5)       $       50   $       56    -10.7%
        Service Revenue per
        Customer

       Penetration Rate     (3)            10.2%         8.9%     14.6%

       Property, plant      (1)       $3,614,925   $3,145,949     14.9%
        and equipment


       PRELIMINARY
       January 22, 1998

       BELLSOUTH CORPORATION
       CELLULAR OPERATING INFORMATION (UNAUDITED) (7)


    ($ IN THOUSANDS,                  Fourth        Fourth
    EXCEPT PER CUSTOMER               Quarter       Quarter
       INFORMATION)       NOTES        1997          1996      % Change

       DOMESTIC PCS DATA
       Population Served:  (12)
          Control Basis   (2),(9)     25,096,000   12,226,000    105.3%
          Equity Basis    (3),(9)     20,432,000    8,063,000    153.4%

       Customers Served:
          Control Basis     (2)          141,000       51,000    176.5%
          Equity Basis      (3)           88,000       31,000    183.9%


       SELECTED INTERNATIONAL OPERATING DATA (10),(11)
       Cellular Revenues    (1)       $  409,003   $  229,373     78.3%

       Population Served:
          Control Basis     (2)       68,900,000   46,800,000     47.2%
          Equity Basis      (3)       88,878,000   53,280,000     66.8%

       Cellular Customers   (3)        1,882,000      911,000    106.6%
        Served - Equity
        Basis

       Penetration Rate   (3),(11)         2.68%        1.71%     56.7%

       SELECTED LATIN AMERICA INFORMATION (11)
       Cellular Revenues    (1)       $  260,210    $  131,830    97.4%
       Net Earnings from    (1)           -3,059        11,090  -127.6%
        Operations
       Operating Cash     (1), (6)        62,482        46,584    34.1%
        Flow
       Cash Operating     (1), (6)        24.01%        35.34%   -32.1%
        Margin

       Population Served-   (3)       62,386,000    27,988,000   122.9%
        Equity Basis
       Customers Served-     (3)        1,074,000       464,000   131.5%
        Equity Basis

       Average Monthly
        Service Revenue     (5)       $       82    $       90    -8.9%
        Per Customer

       Penetration Rate   (3),(11)         2.45%         1.66%    47.6%


       PRELIMINARY
       January 22, 1998

       BELLSOUTH CORPORATION
       CELLULAR OPERATING INFORMATION (UNAUDITED) (7)


      ($ IN THOUSANDS,
     EXCEPT PER CUSTOMER           Year-to-Date  Year-to-Date
        INFORMATION)       NOTES       1997          1996     % Change


      DOMESTIC OPERATIONS
       Cellular Revenues, (1), (4)    $2,520,101   $2,312,289      9.0%
        net

       Operating Expenses   (1)        1,363,373    1,308,178      4.2%
       Depreciation         (1)          387,142      298,647     29.6%
        Expense
       Amortization of      (1)           74,370       65,759     13.1%
        Intangibles
        (including
        goodwill)
          Total             (1)        1,824,885    1,672,584      9.1%
           Operating
           Expenses

          Operating         (1)          695,216      639,705      8.7%
           Income

       Other Expenses       (1)          301,583      276,708      9.0%
        (includes
        interest
        and taxes)

          Net Income        (1)       $  393,633   $  362,997      8.4%

       Operating Cash     (1), (6)    $1,156,728   $1,004,111     15.2%
        Flow
       Cash Operating     (1), (6)        45.90%       43.42%      5.7%
        Margin

       DOMESTIC CELLULAR DATA

       Average Monthly
        Service Revenue     (5)       $       51   $       57    -10.5%
         per Customer

       SELECTED INTERNATIONAL OPERATING DATA (10),(11)
       Cellular Revenues    (1)      $ 1,350,437    $ 765,535     76.4%

       SELECTED LATIN AMERICA INFORMATION  (11)
       Cellular Revenues    (1)       $  794,221   $  454,968     74.6%
       Net Earnings from    (1)           31,085       59,732    -48.0%
          Operations
       Operating Cash     (1),(6)        223,321      175,268     27.4%
        Flow
       Cash Operating     (1),(6)         28.12%       38.52%    -27.0%
        Margin

       Average Monthly      (5)       $       82   $       87     -5.7%
        Service Revenue
         Per Customer


       PRELIMINARY
       January 22, 1998


     NOTES
     (1) The presentation of selected income statement and balance sheet information is based on BellSouth's ownership percentage for all domestic and international cellular subsidiaries and affiliates, whether or not consolidated for financial statement presentation purposes. Gains/losses from the sale of properties and other unusual items are not included in net income. Financial information for Domestic Cellular Operations does not include PCS.
     (2) Includes 100% of population/customers served in markets where BellSouth has operating control and/or BellSouth ownership exceeds 50%; excludes population/customers served for markets where BellSouth does not have operating control and ownership is less than 50%.
     (3) Includes population/customers served based on BellSouth's ownership percentage in all markets served.
     (4)  Included in revenues is equipment revenue net of cost.
     (5) Includes local service revenue, which consists of charges for cellular air-time service, long distance, and access billed by a carrier for services in its market. Excluded are roaming charges, toll charges, taxes on service revenues, equipment sales, installation and repair revenues.
     (6) Operating cash flow represents operating income before depreciation and amortization.
     (7) The income statement and balance sheet information are for the periods ended November 30, 1997 and 1996. The domestic customer numbers presented above are as of December 31, 1997 and 1996 and international customer numbers are as of November 30, 1997 and 1996.
     (8) As information, domestic cellular customers served on a control basis for the periods ended November 30, 1997 and 1996 were 4,793,000 and 4,298,000 respectively. On an equity basis, domestic cellular customers served for the same periods were 4,016,000 and 3,486,000 respectively.
     (9) For Domestic PCS, fourth quarter 1997 population served, control and equity basis, includes 12,713,000 for Basic Trading Area licenses won at auction in January 1997.
     (10) BellSouth sold its investment in Optus during the third quarter of 1997. Previously reported data for 1997 and 1996 have been restated to exclude Optus.
     (11) Population served for fourth quarter 1997 includes 18,553,000 (equity basis) for recently acquired licenses in Brazil. No financial or customer information is reflected in the fourth quarter or year-to-date totals. The calculation of the international penetration rates excludes the population for this market.
     (12) Coverage areas for certain BellSouth Domestic Cellular and PCS licenses overlap each other. If these categories were combined for reporting purposes, fourth quarter 1997 total population served would be reduced by 428,000 (control basis) and 830,000 (equity basis) for the overlap.